Exhibit 10.20

Execution Copy

Innovative Micro Technology, Inc.

Right of First Refusal and Co-Sale Agreement

This Right of First Refusal and Co-Sale Agreement (this “Agreement”) is made as of January 25, 2005 by and among Innovative Micro Technology, Inc., a Delaware corporation (the “Company”), the stockholders listed on the signature pages hereto (the “Current Stockholders”) and the investors listed on Schedule I hereto (the “Investors”).

RECITALS

A.  As of the date of this Agreement, each Current Stockholder owns the number of shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) of the Company, and has such rights to acquire additional shares of Common Stock, as are set forth opposite each such Current Stockholder’s name on the signature pages hereto.

B.  The Investors and the Company have entered into a Preferred Stock Purchase Agreement dated as of the date hereof (as the same may be amended from time to time, the “Purchase Agreement”), pursuant to which the Company will sell, and the Investors will buy, 1,000,000 shares of Series A Redeemable Preferred Stock, 1,000,000 shares of Series A-1 Convertible Preferred Stock (the “Series A-1 Shares”) and warrants to purchase up to 500,000 shares of Common Stock, for an aggregate purchase price of $17,000,000.

C.  As a condition to the performance of their obligations under the Purchase Agreement, the Investors will require, among other things, the Current Stockholders and the Company to execute and deliver this Agreement.

D.  Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the Company, the Investors and the Current Stockholders hereby agree as follows:

1.                                       Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Available Shares” has the meaning set forth in Section 2.2.

“Certificate of Designation” means the Company’s Certificate of Designation of Series A Redeemable Preferred Stock and Series A-1 Convertible Preferred Stock.

“Conversion Shares” means shares of Common Stock issued or issuable on the conversion of Series A-1 Convertible Preferred Stock in accordance with the terms of the Certificate of Designation.

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Company Notice” has the meaning set forth in Section 2.1.

“Co-Sale Pro Rata Share” of an Investor at any time shall mean, in any proposed sale of Common Stock or Series A-1 Shares, the fraction resulting when (i) the total number of Conversion Shares then held by or issuable to the Investor is divided by (ii) the sum of the total number of Conversion Shares then held by or issuable to all Investors, plus the number of Shares then held by the Offeror.  In any proposed sale of Series A Shares, “Co-Sale Pro Rata Share” of an Investor shall mean the fraction resulting when the total number of Series A Shares then held by the Investor is divided by the number of outstanding Series A Shares,

“Current Stockholder” has the meaning set forth in the first paragraph of this Agreement, and also includes any Permitted Transferee of a Current Stockholder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Public Offering” means the first underwritten public offering of securities of the Company, after the date hereof, pursuant to an effective registration statement under the Securities Act, other than a registration statement relating either to the sale of securities to employees, directors or consultants of the Company pursuant to a stock option, stock purchase or similar plan or a transaction under Rule 145 under the Securities Act.

“First Refusal Pro Rata Share” of an Investor at any time shall mean the fraction resulting when (i) the total number of Conversion Shares then held by or issuable to the Investor is divided by (ii) the total number of Conversion Shares then held by or and issuable to all Investors.

“Investor” shall mean a person listed on Schedule I hereto or Schedule II hereto (if any).

“L-3” means L-3 Communications Corporation, a Delaware corporation.

“Notice” has the meaning set forth in Section 12(c).

“Offeror” has the meaning set forth in Section 2.1.

“Offered Shares” has the meaning set forth in Section 2.1.

“Permitted Transferee” means, as to any person proposing to transfer securities:

(i)                                     a partner, retired partner, or affiliated partner of a transferor that is a partnership;

(ii)                                  a member of any transferor that is a limited liability company;

(iii)                               a subsidiary or affiliate of any transferor; or

(iv)                              an immediate family member of an individual transferor, or a trust for the benefit of such transferor or immediate family member;

provided that, such transferee agrees in writing to be bound by the terms of this Agreement.

“Prohibited Transfer” has the meaning set forth in Section 5.1.

“Put Right” has the meaning set forth in Section 5.1.

“Salable Shares” has the meaning set forth in Section 3.5.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Common Stock, or securities convertible into Common Stock including the Series A-1 Shares and, as applicable, the shares of Series A Redeemable Preferred Stock (“Series A Shares”) sold as a linked pair with the Series A-1 Shares under the Purchase Agreement.  Whenever “Shares” refers to securities convertible into Common Stock, the number of such Shares shall mean the number of shares of Common Stock into which such securities are then convertible.  Whenever “Shares” refers to securities held by a Current Stockholder, such term shall include securities held by such Current Stockholder on the date hereof and securities acquired by such Current Stockholder after the date hereof.

2.                                       Right of First Refusal.

2.1                                 If a Current Stockholder or Investor proposes to sell any Shares, such Current Stockholder or Investor (the “Offeror”) shall provide Notice to the Company and the Investors of the price, the number and class of the Shares to be offered (the “Offered Shares”) and the conditions of the proposed sale, including the identity of the proposed purchaser of the Shares, the anticipated closing date of such sale, and a copy of any written proposal, term sheet, letter of intent or other agreement relating to the proposed sale (the “Company Notice”).  If the proposed consideration for the Offered Shares is other than cash, the Company Notice must state the equivalent cash value.

2.2                                 Within ten (10) days of the delivery of the Company Notice, the Company may elect to purchase all or part of the Offered Shares.  If the Company determines not to purchase all of the Offered Shares, then as to the remaining shares (the “Available Shares”), the Offeror shall provide Notice to each Investor (the “Sale Notice”) and the Company of the price, terms and conditions of the proposed sale, including the identity of the proposed purchaser of the Available Shares, the anticipated closing date of such sale, and a copy of any written proposal, term sheet, letter of intent or other agreement relating to the proposed sale (which shall be the same price, terms, conditions, identity and copy specified in or included with the Company Notice).

2.3                                 By a Notice delivered by the Investor to the Offeror and the Company within twenty (20) calendar days after the date on which the Offeror delivered the Sale Notice (the “Sale Notice Date”), each Investor may elect to purchase or obtain the Available Shares, at the price and on the terms specified in the Sale Notice, in an amount up to the Investor’s First Refusal Pro Rata Share of the Available Shares.

2.4                                 Upon the expiration of the twenty (20)-day period after the Sale Notice Date, the Offeror shall promptly send a Notice (the “Second Sale Notice”) to the Company and the Investors that agreed to purchase their full Pro Rata Shares of the Offered Shares (the “Electing Investors”) of any other Investors’ failure to do likewise, stating the number of Available Shares that the Investors have not elected to purchase (the “Refused Shares”).

2.5                                 By Notice delivered to the Offeror and the Company within ten (10) days after delivery by the Offeror of the Second Sale Notice, each Electing Investor may elect to purchase Refused Shares, at the price and on the terms specified in the Sale Notice, in an amount up to the total number of Refused Shares.  If the Electing Investors elect to purchase a total number of shares in excess of the Refused Shares, the Refused Shares shall be allocated among the holders so electing on a pro rata basis, based on the relative number of Conversion Shares held by or issuable to each Electing Investor, up to the full amount of Refused Shares each Electing Investor has elected to purchase, until all Offered Shares have been allocated.

2.6                                 In the event any Investor makes a timely election to acquire any of the Available Shares, the Investor shall make payment therefor to the Offeror in cash on or prior to the date thirty-five (35) days after the Sale Notice Date (the “Settlement Date”); provided that if the proposed sale is for consideration other than cash, the Investor may elect to deliver such other consideration or the equivalent cash value set forth in the Sale Notice.

3.                                       Co-Sale Right.

3.1                                 An Offeror may not sell any of the Offered Shares until each of the Investors shall have been given the right (a “Co-Sale Right”), exercisable by Notice delivered to the Company and the Offeror within twenty (20) days from the date of the Company Notice, to sell to the proposed purchaser or purchasers (including, as applicable, the Company and any Electing Investors), upon the same terms and conditions offered by the Offeror, a number of shares up to the Investor’s Co-Sale Pro Rata Share of the Offered Shares (the “Co-Sale Shares”).

3.2                                 Any Investor who fails to notify the Company and Offeror within twenty (20) days after the Sale Notice of the exercise of the Investor’s Co-Sale Right (or who has exercised purchase rights under Section 2), shall have thereby waived Co-Sale Rights with respect to the Offered Shares.

3.3                                 If any Investor has made a timely exercise of a Co-Sale Right, to the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from an Investor exercising its rights of co-sale hereunder (a “Co-Selling Investor”), the Offeror shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, the Offeror purchases such Co-Sale Shares from such Co-Selling Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Sale Notice.

3.4                                 Each Co-Selling Investor shall, promptly after exercising a Co-Sale Right, deliver to the Offeror for transfer to the prospective purchaser or purchasers one or more certificates, properly endorsed for transfer, evidencing the Co-Sale Shares, Series A-1 Shares convertible into Co-Sale Shares or any combination of the two (and, if the Offered Shares included Series A Shares, the number of Series A Shares comprising Co-Sale Shares).  If a prospective purchaser objects to the delivery of preferred stock in lieu of Common Stock, any Co-Selling Investor shall convert the Series A-1 Shares into Common Stock and deliver Common Stock as provided above.  The Company agrees to make any such conversion concurrent with the actual sale of such shares to the proposed purchaser.  Series A Shares may not be delivered to exercise a Co-Sale Right with respect to offered Common Stock or offered Series A-1 Shares.

3.5                                 If the Investors have not elected to purchase all of the Available Shares pursuant to Section 2, the Offeror may, during the 60-day period following the Settlement Date, offer the remaining unsold portion of the Available Shares (as reduced by any exercised Co-Sale Rights, the “Salable Shares”), along with any Co-Sale Shares, on terms and conditions (other than the time permitted to close the purchase) no more favorable to the Offeree than those specified in the Sale Notice, to the purchaser or purchasers identified in the Sale Notice. If the Offeror does not enter into an agreement for the sale of any of the Salable Shares and Co-Sale Shares within such period, or if such agreement is not consummated within thirty (30) days of its execution, the right provided under Sections 2 and 3 shall be revived as to the unsold Offered Shares, which shall not be sold unless first reoffered to the Company and the Investors in accordance with Sections 2 and 3.  Any partial sale of Shares made pursuant to this Section 3.5 shall be allocated on a pro rata basis among Salable Shares and Co-Sale Shares.

3.6                                 On consummation of the sale of the Offered Shares and Co-Sale Shares, the Offeror shall transfer to the purchaser the stock certificate or certificates that the Investor has delivered to the Offeror pursuant to Section 3.4.  The Offeror shall, upon receipt, remit to the Co-Selling Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from a Co-Selling Investor, the Offeror shall not sell any Offered Shares to the prospective purchaser unless, simultaneously with such sale, the Offeror purchases the Co-Sale Shares from such Investor.

4.                                       Exceptions.  The restrictions set forth in Sections 2 and 3 shall not apply in any of the following offers, sales or proposed transactions by an Offeror:

4.1                                 a sale to a Permitted Transferee;

4.2                                 the sale of Shares to the Company pursuant to a repurchase right, redemption, or right of first refusal held by the Company;

4.3                                 a bona fide gift of up to an aggregate maximum of 5% of the of the Shares held by any Current Stockholder as of the date hereof (as adjusted for any stock splits, reverse stock splits and similar transactions) excluding any Shares sold or transferred pursuant to subsections 4.1 and 4.2, provided that any such transferee first becomes a party to this Agreement and bound as a “Current Stockholder”;

4.4                                 the public resale of shares in an offering registered by the Company under the Securities Act, provided the Investors have an opportunity to include any of their Shares in such offering prior to and in preference to the Current Stockholders;

4.5                                 a sale pursuant to a tender offer made for all voting shares of the Company in conformance with Rule 14D under the Exchange Act;

4.6                                 a sale pursuant to an exchange offer for all of the equity securities of the Company; or

4.7                                 a sale pursuant to the consolidation or merger of the Company with or into any other business entity pursuant to which stockholders of the Company prior to such consolidation or merger hold less than 50% of the voting equity of the surviving or resulting entity.

5.                                       Prohibited Transfers.

5.1                                 In the event any Offeror sells any Shares in contravention of the Co-Sale Rights of the Investors under Section 3 (a “Prohibited Transfer”), the Investors, in addition to such other remedies as may be available at law, shall each have the right (the “Put Right”) to sell to the Offeror, and the Offeror shall be obligated to purchase from each Investor who validly exercises a Put Right, a number of Shares equal to the number of Shares such Investor would have been entitled to transfer to the purchaser in the Prohibited Transfer under Section 3 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof.

5.2                                 A sale pursuant to the exercise of a Put Right shall be made on the following terms and conditions:

(a)                                  The price per share at which the Offeror must purchase the Shares subject to the Put Right shall be equal to the price per share paid by the purchaser to the Offeror in the Prohibited Transfer.

(b)                                 Within 90 days after the later of (i) the date on which an Investor receives Notice of the Prohibited Transfer or (ii) the date on which an Investor otherwise becomes aware of the Prohibited Transfer, each Investor shall, if exercising the Put Right created hereby, deliver to the Offeror the certificate or certificates representing the Shares to be sold, in the form of Common Stock certificates, Series A-1 Convertible Preferred Stock certificates (and, as applicable, the Series A Shares certificates), or any combination, at the Investor’s option, each certificate to be properly endorsed for transfer.

(c)                                  The Offeror shall, upon receipt of the certificate or certificates for the Shares to be sold by an Investor pursuant to this Section 5.2, pay the aggregate purchase price therefor, as specified in Section 5.2(a), in cash or by other means acceptable to the Investor.  The Offeror shall also reimburse the Investor for any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise of such Investor’s rights hereunder.

6.                                       Changes in Stock.  If, from time to time during the term of this Agreement, (i) there is a stock split, reverse split, stock dividend or other change in the character or amount of any of the outstanding securities of the Company, or (ii) there is any consolidation or merger immediately following which stockholders of the Company hold more than 50% of the voting equity securities of the surviving corporation, then, in such event, any and all new, substituted or additional securities or other property to which any Offeror is entitled by reason of his or her ownership of Shares shall be immediately subject to the provisions of this Agreement and be included in the meaning of the term “Shares” for all purposes of this Agreement with the same force and effect as the Shares presently subject to this Agreement.

7.                                       Legends.  All certificates of the Current Stockholders and Investors representing any Shares subject to the provisions of this Agreement shall have endorsed thereon a legend to substantially the following effect:

“THE RIGHT TO SELL THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS WHICH INCLUDE RIGHT OF FIRST REFUSAL AND CO-SALE RESTRICTIONS ON THE SALE OF THE SHARES, SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, A COPY OF WHICH IS ON FILE AT THE CORPORATION’S PRINCIPAL PLACE OF BUSINESS.”

At any time at which a Current Stockholder’s and/or Investor’s Shares are no longer subject to this Agreement, the holder of the certificate representing such Shares may surrender the certificate to the Company for removal of the legend, and the Company shall duly issue a replacement certificate without such legend.

8.                                       Transfer of Stock.  The Company shall not, without the approval of the Investors holding at least a majority of the Series A-1 Shares and Series A Shares (including any Common Stock issued upon thereof, as applicable), (i) permit any transfer on its books of any Shares which shall have been sold in violation of any of the provisions set forth in this Agreement or (ii) treat as the owner of the Shares any transferee to whom the Shares shall have been sold in violation of any of the provisions set forth in this Agreement, or accord the right to vote as an owner or pay dividends to such transferee.

9.                                       Termination.  This Agreement shall terminate upon the earliest to occur of the following:

9.1                                 a written agreement terminating this Agreement signed by (i) the Company and (ii) the Investors holding at least a majority of the Series A-1 Shares and Series A Shares (including any Common Stock issued upon thereof, as applicable);

9.2                                 the effective date of the First Public Offering;

9.3                                 the time when the Company lists its shares of Common Stock on any national stock exchange or Nasdaq; and

9.4                                 the effective date of a Liquidating Transaction, as defined in the Certificate of Designation (except as set forth in subsection (ii) of such definition, and except for a transaction with a subsidiary or a transaction the primary purpose of which is to effect the reincorporation of the Company into a different jurisdiction).

10.                                 Transfer of Rights.  The rights of an Investor hereunder are not assignable, except to a Permitted Transferee of an Investor.

11.                                 Additional Investors.  If a Second Closing takes place pursuant to the Purchase Agreement, the purchasers of additional Series A-1 Shares and Series A Shares at the Second Closing shall, after signing this Agreement and agreeing to be bound by its terms, and performing their obligations under the Purchase Agreement, become Investors as if original parties to this Agreement to the extent they own Series A-1 Shares and Series A Shares (and Common Stock issued on conversion thereof, as applicable) pursuant to such Second Closing.  The Company shall append a Schedule II to this Agreement listing the name, address, facsimile number, Series A-1 Shares and Conversion Shares held by each such additional Investor.  The original Investors and Current Stockholders hereby consent to the Additional Investors’ becoming parties to this Agreement on such terms, and consent to the Company’s delivery to the Additional Investors of this Agreement and Schedule II, along with any endorsements necessary to confirm the rights of the Additional Investors under this Agreement.

12.                                 Miscellaneous.

(a)                                  Aggregation of Stock.  When determining the number of Shares held by any Current Stockholder or Investor for purposes of the rights and obligations under this Agreement, the Shares held by any person shall be aggregated with the Shares held or acquired by any affiliate, and all such securities shall be deemed to be held by a single person.

(b)                                 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(c)                                  Notices.  All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a “Notice”) shall be in writing and shall be (i) delivered personally, (ii) mailed by first-class mail or certified mail, return receipt requested, postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by facsimile transmission, provided that a confirmation statement is retained by sender, in each case as follows:

(i)                                     if to an Investor, to the address or facsimile number for that Investor provided in Schedule I or Schedule II;

(ii)                                  if to L-3, to

L-3 Communications Corporation
600 Third Avenue
New York, New York  10016
Facsimile:  (212) 805-5494
Attention:  Christopher Cambria, Esq.

(iii)                               if to a Current Stockholder employed by the Company, to such Current Stockholder at the address for Notice to the Company;

(iv)                              if to a Current Stockholder (other than L-3) who is not employed by the Company, to the address of such Current Stockholder on the stock register of the Company;

(v)                                 if to the Company, to:

Innovative Micro Technology, Inc.
75 Robin Hill Rd.
Santa Barbara, CA  93117
Facsimile:  805-967-2677
Attention:  John Foster, President

With a copy (which shall not constitute Notice):

Sheppard, Mullin, Richter & Hampton LLP
333 S. Hope Street, 48th Floor Los Angeles, CA  90017
Facsimile:  (213) 620-1398
Attention:  James J. Slaby, Esq.

(vi)                              or, for each party described in subsection (i) through (v) above, at such other address as may be specified from time to time in a Notice to the other parties hereto.

(vii)                           Any Notice to a party having its address for Notices outside the United States shall be given by facsimile.

(d)                                 Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) on the day when sent by facsimile to the number set forth on the signature page or Schedule I if sent between 12:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth on Schedule I at another time or on a non-business day; (c) three business days after deposit in the U.S. Mail with first class postage prepaid and addressed to the other party at the address set forth on the signature page, Schedule I or Schedule II to this Agreement, or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed.

(e)                                  Attorneys’ Fees.  If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys’ fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

(f)                                    Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement or any of its terms.

(g)                                 Counterparts.  This Agreement may be signed (including by facsimile) in one or more counterpart signature pages, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

(h)                                 Governing Law, Jurisdiction and Venue.  This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of California, without giving effect to the conflict of laws rules thereof.  Each Investor and the Company hereby irrevocably submits to the jurisdiction of the courts of the State of California, and the federal courts of the United States of America located in the Central District of California, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by those courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State Court or federal court.  Each Investor, each Current Stockholder and the Company hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12(c), or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(i)                                     WAIVER OF JURY TRIAL.  IF ANY DISPUTE BETWEEN THE INVESTORS, THE CURRENT STOCKHOLDERS AND THE COMPANY ARISES OUT OF THIS AGREEMENT OR ANY RELATED TRANSACTION, WITH RESPECT TO ANY LITIGATION THE PARTIES EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL AND AGREE THAT ANY SUCH LITIGATION SHALL BE TRIED BY A JUDGE WITHOUT A JURY.

(j)                                     Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and Permitted Transferees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and Permitted Transferees any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(k)                                  No Third Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any Person other than the parties to this Agreement and their heirs, legal representatives, successors and Permitted Transferees.

(l)                                     Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) as to the Company, only by the Company; (b) as to the Investors, by persons holding at least a majority of the Series A-1 Shares and Series A Shares (including any Common Stock issued or issuable upon conversion thereof) held by the Investors and their assignees; and (c) as to the Current Stockholders, by persons holding a majority interest of the Shares held by the Current Stockholders who are then employed by the Company and by L-3 Communications; provided, that, notwithstanding the foregoing, no consent of any Current Stockholder shall be necessary for any amendment and/or restatement the sole purpose of which is merely to include additional holders of preferred stock of the Company as “Investors” as parties hereto or other individuals as “Current Stockholders” and parties hereto.  Any Investor or Current Stockholder may waive any of his/her/its rights hereunder without obtaining the consent of any other Investor or Current Stockholder, as the case may be.  Any amendment or waiver effected in accordance with this Section 12(l) shall be binding upon each Investor, its successors and assigns, the Company and the Current Stockholders in question.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting the waiver in any other respect or at any other time.  Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

The next page is the signature page.

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first above written.

Company:

INNOVATIVE MICRO TECHNOLOGY, INC.

By:	/s/ John Foster
John Foster
President and Chief Executive Officer

Current Stockholders

		Outstanding Shares	Vested Restricted Shares	Shares Subject to Warrants and Options (Vested and Unvested)
L-3 COMMUNICATIONS CORPORATION

By:	/s/ David Reilly
Name: David Reilly
Title: VP, Asst. General Counsel & Asst.
Secretary		1,569,500	0	1,133,500

/s/ John Foster
John Foster
President and Chief Executive Officer		0	126,077	280,085

/s/ Peter Altavilla
Peter Altavilla
Chief Financial Officer, Secretary and
Treasurer		0	84,051	187,446

/s/ Paul Rubel
Paul Rubel
Vice President, Product Development		0

/s/ Mike Shillinger
Mike Shillinger
Vice President, Operations		0

/s/ Monteith Heaton
Monteith Heaton
Vice President, Sales and Marketing		0

/s/ Douglas Thompson
Douglas Thompson
Vice President, Product Engineering and
Quality		0

Investors:

INVESTOR GROWTH CAPITAL LIMITED

By:	/s/ Lisa Crawford	its “A” Director
Name: Lisa Crawford
Title: “A” Director

By:	/s/ Robert de Heus	its “B” Director
Name: Robert de Heus
Title: “B” Director

INVESTOR GROUP L.P.

By: Investor Group GP LTD., its General Partner

By:	/s/ Lisa Crawford	its “A” Director
Name: Lisa Crawford
Title: “A” Director

By:	/s/ Robert de Heus	its “B” Director
Name: Robert de Heus
Title: “B” Director

BAVP VII, LLP

by: BA Venture Partners VII, LLC, its General Partner

By:	/s/ Eric M. Sigler
Name: Eric M. Sigler
Title: Member

MIRAMAR VENTURE PARTNERS, L.P.

By: Miramar Venture Associates, LLC, its general partner

By:	/s/ Robert R. Holmen
Name: Robert R. Holmen
Member

Schedule I
Investors

Shares, Series A-1 Convertible Preferred Stock
Investor Growth Capital Limited National Westminster House Le Truchot, St. Peter Port GY1 4PW, Guernsey Channel Islands Tel.: +44 1481 732 615 Facsimile: +44 1481 732 616 Attention: Wayne Tallowin With a copy (which shall not constitute notice) to: Benjamin B. Quinones, Esq. Pillsbury Winthrop LLP 2475 Hanover Street Palo Alto, CA 94304-1114 Facsimile: (650) 233-4545	329,412

Investor Group L.P. National Westminster House Le Truchot, St. Peter Port GY1 4PW, Guernsey Channel Islands Tel.: +44 1481 732 615 Facsimile: +44 1481 732 616 Attention: Wayne Tallowin With a copy (which shall not constitute notice) to: Benjamin B. Quinones, Esq. (address as above)	141,176

BAVP VII, L.P. 950 Tower Lane, Suite 700 Foster City, CA. 94404 Facsimile:	352,941

Miramar Venture Partners, L.P. 2101 East Coast Hwy., Ste. 300 Corona del Mar, CA 92625 Facsimile: (949) 760-4451	176,471

TOTAL	1,000,000

I-1